EXHIBIT 10.10

                                                   Execution Copy


                           APPENDIX 1
                               to
                     Participation Agreement

                 DEFINITIONS AND INTERPRETATION


I.   RULES OF INTERPRETATION

     A.    General  Rules of Interpretation.  In each Transaction
Document, unless a clear contrary intention appears:

          (i) the singular number includes the plural number and vice versa;

          (ii) reference to any Person (individually or in any particular capacity) includes such Person's legal representatives, successors and assigns but, if applicable, only if such legal representatives, successors and assigns are permitted by the Transaction Documents, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

          (iii) reference to any gender includes the other gender;

          (iv) reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents and reference to any promissory note, certificate or other instrument includes any promissory note, certificate or other instrument which is an extension or renewal thereof or a substitute or replacement therefor;

          (v) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

          (vi) reference in any Transaction Document to any Article, Section, Appendix, Schedule or Exhibit means such
     Article or Section thereof or Appendix, Schedule or Exhibit thereto;

          (vii) "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to a Transaction
     Document as a whole and not to any particular Article, Section or other provision thereof;

          (viii)     "including"  (and with  correlative  meaning
     "include") means including without limiting the generality of any description preceding such term; and

          (ix) relative to the determination of any period of time, "from" means "from and including" and "to" means "to and excluding";

     B. Accounting Terms. In each Transaction Document, unless expressly otherwise provided, accounting terms shall be construed and interpreted, and accounting determinations and computations shall be made, in accordance with GAAP.

     C. Legal Representation of the Parties. The Transaction Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring the Transaction Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

     D.    Defined  Terms.   Unless  a clear  contrary  intention
appears, terms defined herein have the respective indicated meanings when used in each Transaction Document.

II.  DEFINITIONS

     "Account" means each of the Deferred Construction Costs Reserve Account, the Event of Loss Proceeds Account, the Reimbursement and Proceeds Account, the Operating Account, the Permitted Contest Reserve Account, the Drillship Sales Proceeds Account, the R&B Falcon Subcharter Proceeds Account, the Letter of Credit Collateral Account and the Termination Proceeds Account.

     "Account  Collateral" has the meaning specified  in  Section
2.2 of the Depository Agreement.

     "Accredited  Investor"  has the meaning  specified  in  Rule
501(a) of the Securities Act.

     "Acquiror"   means   an   entity  that   acquires   all   or
substantially all of the assets or outstanding Voting Stock of a Person.

     "Actual   Knowledge"  means  the  actual  awareness   of   a
Responsible Officer.

     "Adjustment  Date"  means  the  Initial  Certificate  Margin
Adjustment Date and every sixth Payment Date thereafter.

     "Advance" has the meaning specified in Section 2.3 of the Participation Agreement.

     "Advance Date" means the Closing Date or, if the Advances are postponed under Section 2.8 of the Participation Agreement, any Postponed Advance Date.

     "Advance Request" means each of the Advance Request issued in connection with the Closing Date or, if the Advances are postponed under Section 2.8 of the Participation Agreement, the Advance Request issued under such Section, in each case in substantially the form of Exhibit N to the Participation Agreement with appropriate provisions and insertions.

     "Affected  Certificate Purchaser" is defined in Section  7.7 of the Participation Agreement.

     "Affiliate" means, when used with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. As used in this definition, the term "control" shall mean (including the correlative meanings of the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, the possession directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     "After Tax Basis" means, with respect to any payment to be received, the amount of such payment increased so that, after deduction of the amount of all Taxes required to be paid by the recipient calculated at the maximum United States federal rates then generally applicable to large widely held corporations and at the marginal state and local rates certified by the recipient as then applicable to such recipient (less any tax savings realized and the present value of any tax savings projected to be realized by the recipient as a result of the payment of the indemnified amount), with respect to the receipt by the recipient of such amount, such increased payment (as so reduced) is equal to the payment otherwise required to be made.

     "Agent" means the Documentation Agent.

     "Alternate Rate" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America National Trust and Savings Association ("BofA"), a national banking association, in San Francisco, California, as its "reference rate." (The reference rate is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate.) Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

     "Alternate Rate Advance" means any Advance for which any Certificate Return on any related Certificates is calculated with reference to the Alternate Rate.

     "Applicable Law" means all applicable laws, rules, regulations (including Environmental Laws), statutes, treaties, conventions (including, if applicable, the Safety of Life at Sea Convention) codes, ordinances, permits, certificates, orders and licenses of, and interpretations by, all Government Authorities, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal agency of competent jurisdiction (including those pertaining to health and safety and those pertaining to the construction, use or operation of the Vessel, the OFE and any Modifications).

     "Applicable  Office" means, with respect to each Certificate
Purchaser,  the  office, branch or Affiliate of such  Certificate
Purchaser specified as its "Applicable Office" to Deepwater, the Charter Trustee and the Investment Trust.

     "Applicable Percentage" means:

          (i) with respect to payments made or obligations guaranteed by (A) R&B Falcon or its Affiliates (other than Deepwater) or (B) Deepwater pursuant to the terms of Charter
     Supplement No. 1, 60%;  or

          (ii) with respect to payments made or obligations guaranteed by (A) Conoco or its Affiliates (other than Deepwater) or (B) Deepwater pursuant to the terms of Charter
     Supplement No. 2, 40%.

     "Appraisal"  means,  with  respect  to  the  Drillship,   an
appraisal  delivered  on  the  Closing  Date,  prepared  by   the
Appraiser.

     "Appraiser" means American Appraisal Incorporated.

     "Assumption Cure Right" has the meaning set forth in Section
9(a) of the Drilling Consent.

     "Bank  of  America"  has the meaning  specified  in  Section
3.2(o) of the Participation Agreement.

     "Bankruptcy  Default" means a Default described  in  Section
4.1(e)  or  (f)  of either Charter Supplement No.  1  or  Charter
Supplement No. 2.

     "Base Charter Term" has the meaning specified in Section 2.3 of the Master Charter.

     "Base Rate" means a rate per annum equal to LIBOR.

     "Base  Rate Advance" means any Advance for which Certificate
Return is calculated with reference to the Base Rate.

     "Basic Hire" has the meaning specified in Section 3.1 of the Master Charter.


     "Beneficial Owners" means those financial institutions who are parties to the Charter Trust Agreement and identified therein as "Beneficial Owners".

     "Bill of Sale" means the instrument substantially in the form set forth on Exhibit M to the Participation Agreement to be delivered by Deepwater to the Charter Trustee.

     "Blackout Period" means that period (1) beginning on the earlier to occur of (i) the exercise of the Non-Assumption Cure Right by a Non-Defaulting Drilling Party and (ii) the lending of Credit Support, directly or indirectly, by a Non-Defaulting Drilling Party to the other Drilling Party, and (2) ending on the later to occur of (i) the first anniversary of the cure payment or the provision of such Credit Support and (ii) the first day following the Defaulting Drilling Party's sixth consecutive Day Rate payment in accordance with the terms of its Drilling Contract following the most recent exercise of the Non-Assumption Cure Right or provision of Credit Support, as applicable.

     "Board of Governors" means the Board of Governors of the Federal Reserve System of the United States of America.

     "Builder" means, collectively, Samsung Heavy Industries Co.,
Ltd., a Korean corporation, and Samsung Corporation, a Korean corporation, as Builder under the Construction Contract.

       "Builder's  Bank"  means  the  guarantor  of  any   refund
obligations  that  the Builder may incur under  the  Construction
Contract.

     "Business Day" means (i) except as set forth in clause (ii) below, any day excluding (x) Saturday, (y) Sunday, and (z) any day on which banks in New York, New York, Wilmington, Delaware, or Houston, Texas, are authorized by law to close, and (ii) with respect to all notices and determinations in connection with and payments of Certificate Return any day which is a Business Day described in (i) above and which is also a day for trading by and between banks in U.S. dollar deposits in the London interbank Eurodollar market.

     "Buyer" means the "Buyer" under the Construction Contract.

     "Casualty" means any damage or destruction of all or any portion of the Drillship as a result of a fire or other casualty which does not constitute an Event of Loss.

     "CERCLA"  means  the  Comprehensive Environmental  Response,
Compensation, and Liability Act of 1980, 42 U.S.C. ' 9601 et seq., and its implementing regulations and amendments.

     "Certificate" means each Investment Trust Certificate,  each
Series A Trust Certificate and each Series B Trust Certificate.

     "Certificate  Margin" has the meaning specified  in  Section
2.4(c) of the Participation Agreement.

     "Certificate Purchaser Amount" means, with respect to each Certificate Purchaser, at any given time, the aggregate amount of all Advances made by such Certificate Purchaser plus accrued but unpaid Postponement Yield, if any, minus the amount of any distributions paid to such Certificate Purchaser in reduction of the Certificate Purchaser Amount.

     "Certificate Purchaser Balance" means, at any given time, the aggregate amount of all Advances made by the Certificate Purchasers minus the amount of any distributions paid to the Certificate Purchasers in reduction of the Certificate Purchaser Balance.

     "Certificate Purchaser Liens" means Liens on or against any or all of the Drillship, the Trust Estate, the Investment Trust, the Charter or any payment of Charter Hire which results from (a) any act or omission of, or any Claim against any Certificate Purchaser in any case unrelated to the transactions contemplated by the Transaction Documents (including any Liens arising as a result of a voluntary transfer of all or any portion of either Trust Estate, other than any voluntary transfer after a Charter
Event of Default or a transfer to Deepwater pursuant to the Charter), (b) any Tax owed by any such Person, except for any Tax required to be paid by Deepwater under the Transaction Documents, including any Tax for which Deepwater is obligated to indemnify such Person under the General Tax Indemnity, or (c) any act or omission of such Person that is in breach of any of the covenants or agreements of the Transaction Documents.

     "Certificate  Purchaser  Replacement  Conditions"  has   the
meaning specified in Section 4.3 of the Participation Agreement.

     "Certificate Purchasers" means those financial institutions who are identified in the Charter Trust Agreement as "Beneficial
Owners"  and  in  the Investment Trust Agreement as  "Certificate
Purchasers."

     "Certificate Return" means:

     (i) except where clause (ii) of this definition is applicable, for any Return Period, an amount equal to the product of the applicable Certificate Return Rate times the Certificate Purchaser Balance (or portion thereof) allocable to such Return Period or

     (ii) where one, but not both, of the Charter Supplements has been accelerated pursuant to Section 4.2(a) thereof, Certificate Return accruing after the termination of the accelerated Charter Supplement shall be calculated as, for any Return Period, an amount equal to the product of the applicable Certificate Return Rate times the Certificate Purchaser Balance that would have been in effect on such date, but for the acceleration (such Certificate Purchaser Balance being the amount set forth on Schedule I to the Master Charter opposite the Charter Hire Payment Date under the column marked "Charter Balance").

     "Certificate  Return  Rate" means the  Base  Rate  plus  the
Certificate Margin or, to the extent that the Base Rate is unavailable or illegal, the Alternate Rate plus the Certificate
Margin.

     "Change of Control" means (i) as to any Person (including Conoco and R&B Falcon), a sale, assignment or transfer by its Affiliates of all or substantially all of the assets of such Person and its Subsidiaries taken as a whole (whether in a single transaction or a series of related transactions) to any "person" or "group" (as the ultimate purchaser, assignee or transferee) within the meaning of Section 13(d)(3) and Section 14(d)(2) of the Securities Exchange Act of 1934 other than to its Affiliates;
(ii) as to any Person (including Conoco and R&B Falcon), its Affiliates, directly or indirectly cease to beneficially own more than 50% of the outstanding voting stock of such Person; (iii) after the occurrence of the event described in clause (ii), the first date on which the individuals who are directors of the Relevant Entity and whose election or nomination for election by the stockholders of the Relevant Entity is approved, or who were elected by the affirmative vote of, at least two-thirds of the directors who were members of the Board of Directors of the Relevant Entity at the time of such nomination or election, will cease to constitute a majority of the Board of Directors of the Relevant Entity or its successor by merger, consolidation or sale of assets; or (iv) the liquidation or dissolution of such Person. For purposes of this definition, Relevant Entity means either Conoco or R&B Falcon, or, if there is a Parent of such respective Person, the Parent.

     "Charter" means both charters created by the Master Charter,
as   supplemented  by  Charter  Supplement  No.  1  and   Charter
Supplement No. 2.

     "Charter Commencement Date" means the Delivery Date.

     "Charter Default" means any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Charter Event of Default.

     "Charter  Event  of  Default" has the meaning  specified  in
Section 16.1 of the Master Charter.

     "Charter  Extension  Option" has the  meaning  specified  in
Section 20.2 of the Master Charter.

     "Charter Hire" means Basic Hire and Supplemental Hire.

     "Charter Hire Payment Date" means the last Business Day of each calendar month, commencing on the Initial Charter Hire
Payment Date, and the last day of the Charter Term.

     "Charter Hire Payment Date Certificate" has the meaning specified in Section 3.4(b) of the Depository Agreement.

     "Charter  Residual Risk Amount" means 18% of the Certificate
Purchaser Balance at the commencement of the Base Charter Term.

     "Charter  Supplement"  means Charter  Supplement  No.  1  or
Charter Supplement No. 2.

     "Charter Supplement No. 1" means that Charter Supplement No.
1 dated as of the Closing Date, between the Charter Trustee and Deepwater.

     "Charter Supplement No. 1 Event of Default" has the meaning specified in Section 4.1 of Charter Supplement No. 1.

     "Charter Supplement No. 1 Payment Date" has the meaning specified in Section 3.1 of Charter Supplement No. 1.

     "Charter Supplement No. 2" means that Charter Supplement No.
2 dated as of the Closing Date, between the Charter Trustee and Deepwater.

     "Charter Supplement No. 2 Event of Default" has the meaning specified in Section 4.1 of Charter Supplement No. 2.

     "Charter Supplement No. 2 Payment Date" has the meaning specified in Section 3.1 of Charter Supplement No. 2.

     "Charter Supplement Prepayment Amount" has the meaning specified in Section 4.2(c) of the Depository Agreement.

     "Charter Term" has the meaning specified in Section 2.3 of the Master Charter.

     "Charter Trust" means the trust created pursuant to the Charter Trust Agreement.

     "Charter Trust Agreement" means that Charter Trust Agreement
(Deepwater Charter Trust 1999-A), dated as of the Closing Date, between the Charter Trustee, the Certificate Purchasers and the Investment Trust.

     "Charter Trustee" means Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity, except as otherwise provided, but solely as trustee under the Charter Trust
Agreement.

     "Charter  Trustee  Assignment"  means  the  Charter  Trustee
Assignment,  dated  as of the Closing Date, between  the  Charter
Trustee,   the  Investment  Trustee  and  the  Hedging  Agreement
Counterparties (if any).

     "Claims" has the meaning specified in Section 10.1 of the Participation Agreement.

     "Classification  Society"  has  the  meaning  specified   in
Section 10.1 of the Master Charter.

     "Closing Date" means the date which each of the conditions precedent set forth in Sections 3.2 and 4.1 of the Participation Agreement have been satisfied or waived and the actions contemplated in Sections 2.1 and 2.2 of the Participation Agreement have been carried out.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral" means the Charter Trustee's rights in the Drillship, the Account Collateral, the Collateral Documents and all other assets or property over which a Lien or security interest has purported to have been granted under the Security Documents.

     "Collateral Documents" has the meaning specified in  Section
2.1 of the Depository Agreement.

     "Commitment" means, with respect to each Certificate Purchaser, the amount set forth on Schedule I to the Trust Agreements opposite the name of each Certificate Purchaser, which amount may be adjusted pursuant to Section 7.7, 7.9 or 9.1 of the Participation Agreement.

     "Commitment Percentage" means, with respect to each Certificate Purchaser, the percentage beneficial interest held by such Certificate Purchaser under the Charter Trust Agreement and the Investment Trust Agreement from time to time determined in accordance with the respective Trust Agreement.

     "Competitor" means a Person who either (i) is engaged in the exploration, development, production, refinement, marketing or retailing of crude oil, petroleum products, natural gas or gas liquids or in providing marine contract drilling services for oil, gas or other hydrocarbons or (ii) has a material interest (whether held directly or indirectly) in, or is otherwise an
Affiliate of, a Person that is engaged in the exploration, development, production, refinement, marketing or retailing of crude oil, petroleum products, natural gas or gas liquids or in providing marine contract drilling services for oil, gas or other hydrocarbons; provided, however, that a Person who is an institutional investor or lender which is a passive investor or lender in the financing of equipment or facilities used in the exploration, development, production, refinement, marketing or retailing of crude oil, petroleum products, natural gas or gas liquids or in providing marine contract drilling services for oil, gas or other hydrocarbons or a passive investor in any Person described in clauses (i) or (ii) above shall not, solely by the reason of such investment or loan (including by reason of foreclosing on any facilities used by such Person), be deemed to be a "Competitor".

     "Condemnation" means (x) the permanent and complete condemnation, requisition, confiscation, arrest, seizure or other taking of title or leasehold interest to the Drillship or any transfer made in lieu of any such actual or threatened action or proceeding or (y) any condemnation other than a requisition of temporary use or requisition of use for a period scheduled to last beyond the end of the Charter Term or which in fact is continuing on the Charter Termination Date even if not scheduled to last beyond the Charter Term, in either case resulting in the loss of use or possession of substantially all of the Drillship. A "Condemnation" shall be deemed to have occurred on the earliest of the dates that use, title or a leasehold interest is taken.

     "Conoco" means Conoco Inc. (formerly Conoco Energy Company), a Delaware corporation.

     "Conoco  Certificates"  means  the  Conoco  Series  A  Trust
Certificates and the Conoco Investment Trust Certificates.

     "Conoco  Charter" means the charter created  by  the  Master
Charter, as supplemented by Charter Supplement No. 2.

     "Conoco  Drilling  Contract" means that Deepwater  Drillship
Contract, dated as of April 30, 1997, as assigned, amended and restated, between Frontier Deepwater Drilling Inc. and Deepwater.

     "Conoco  Drilling Contract Guaranty" means the  Amended  and
Restated Deepwater Drillship Project, Conoco Inc. Guaranty, dated as of August 31, 1999, given by Conoco Inc. in favor of Deepwater.

     "Conoco  Drilling  Party" means Frontier Deepwater  Drilling
Inc.

     "Conoco Guaranty" means the Conoco Guaranty, dated as of the Closing Date, given by Conoco in favor of the Trustees, the Investment Trust, the Agent, the Certificate Purchasers, the Hedging Agreement Counterparties, if any, and the other beneficiaries named therein.

     "Conoco Investment Trust Certificate" means each certificate issued to a Certificate Purchaser from the Investment Trust pursuant to Section 2.1(d) of the Participation Agreement and in accordance with the Investment Trust Agreement to evidence 40% of the Investment Portion of the Certificate Purchaser Amount of each such Certificate Purchaser.

     "Conoco Series A Trust Certificate" means each certificate issued to a Beneficial Owner from the Charter Trustee pursuant to
Section 2.1(b) of the Participation Agreement and in accordance with the Charter Trust Agreement to evidence 40% of the Series A Portion of the Certificate Purchaser Amount of each such Beneficial Owner.

     "Conoco Usage" means the number of days, rounded to the nearest day, the Drillship has been utilized under the Conoco
Drilling Contract.

     "Construction Contract" means the Contract for Construction and Sale of a 103,000 Metric Tons Displacement Drillship (Hull
No.  1231),  dated February 7, 1997, between the  Buyer  and  the
Builder.

     "Construction   Costs"   means,   collectively:   (i)    the
installment payments under Article II, Section 4 of the Construction Contract, (ii) costs of acquisition of any OFE,
(iii) [intentionally omitted], (iv) all amounts to be paid under the Construction Contract or any Construction Document after the Closing Date and any other costs or expenses relating to completing construction of the Drillship, including Deferred Construction Costs, (v) any Transaction Expenses, (vi) [intentionally omitted], (vii) any Postponement Yield payable under Section 2.8 of the Participation Agreement and (viii) all fees, costs, expenses and other amounts (including interest on the notional principal but excluding amounts payable in connection with an early termination of the Deepwater Hedging Agreements (if any)) due and payable prior to the commencement of the Initial Charter Hire Payment Date to the Charter Trustee under the Deepwater Hedging Agreements (if any).

     "Construction Documents" means such agreements in addition to the Construction Contract, which Deepwater deemed necessary or desirable for the design, construction, testing and performance of the Drillship in accordance with the Construction Contract and the Transaction Documents.

     "Consumer Price Index" means the Consumer Price Index all Items for all Urban Consumers (1981-1983 = 100) published by the Bureau of Labor Statistics of the United States Department of Labor, as reported by the Wall Street Journal. If for any reason the Bureau of Labor Statistics does not furnish the Consumer Price Index, the parties instead shall mutually select, accept and use such other index or comparable statistics on the cost of living in Washington, D.C. that is computed and published by an agency of the United States or a responsible financial periodical of recognized authority.

     "Counterpart Investment Trust Certificate" has the meaning specified in Section 2.4(d) of the Participation Agreement.

     "Counterpart Series A Trust Certificate" has the meaning specified in Section 2.4(d) of the Participation Agreement.

     "Coverage Ratio" means, (i) as of any Charter Hire Payment Date occurring on or prior to the third Charter Hire Payment Date, the ratio of (x) the projected Revenues for the next three calendar months (beginning with the month following the month in which such Charter Hire Payment Date occurs) to (y) the aggregate amount of all payments (including projected Operation and Maintenance Expenses) that will be required to be made under clauses "first" through "eighth" of Section 3.4(b) of the Depository Agreement during such three-month period, and (ii) thereafter, as of any Charter Hire Payment Date, the ratio of (A) the actual Revenues for the immediately preceding three calendar months (including the month in which such Charter Hire Payment Date occurs) to (B) the aggregate amount of all payments under clauses "first" through "seventh" of Section 3.4(b) of the Depository Agreement that were actually made during such three-month period or that would have been made during such period if there had been sufficient funds in the Operating Account at the time such payments were required to be made.

     "Credit Support" means (i) any direct or indirect payment by one Drilling Party or its Affiliates to the other Drilling Party for the purpose of allowing such payee Drilling Party to meet its obligations under its respective Drilling Contract or (ii) any guaranty or other credit support by one Drilling Party or its Affiliates of the obligations of the other Drilling Party or its Affiliates for the purpose of allowing such benefitted Drilling Party to meet its obligations under its respective Drilling Contract.

     "Cross  Charter Default" means, with respect  to  a  Charter
Supplement,  the  Charter  Event of Default  listed  in  Sections
4.1(k) thereof.

     "Day Rate" means the daily rate payable to Deepwater under the Drilling Contracts for the use of the Drillship.

     "Day Rate Commencement Date" means March 31, 1999.

     "Deepwater" means Deepwater Drilling II L.L.C., a Delaware limited liability company.

     "Deepwater Assignment" means the Assignment Agreement, dated as of the Closing Date, between Deepwater and the Charter
Trustee.

     "Deepwater Hedging Agreements" has the meaning specified  in
Section 6.5 of the Participation Agreement.

     "Deepwater Obligations" means all of Deepwater's obligations
(monetary or otherwise) arising under, or in connection with, the Transaction Documents.

     "Deepwater Person" means Deepwater, any permitted subcharterer or any other Person (other than the Charter Trustee, the Investment Trustee, the Investment Trust or any Certificate Purchaser) using or in possession of the Drillship or any officer, director, employee or agent of any of the foregoing.

     "Default" means any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

     "Defaulting Drilling Party" means (i) Frontier Deepwater Drilling Inc., where a Charter Supplement No. 2 Event of Default exists (but not a Charter Supplement No.1 Event of Default, other than a Cross Charter Default thereunder) or would exist but for the exercise of the Assumption Cure Right, the Non-Assumption Cure Right or the provision of Credit Support (except such Event of Default arising solely from the Cross Charter Default thereunder) or (ii) R&B Falcon Drilling (International & Deepwater) Inc., where a Charter Supplement No. 1 Event of
Default exists (but not a Charter Supplement No.2 Event of Default, other than a Cross Charter Default thereunder) or would exist but for the exercise of the Assumption Cure Right, the Non-Assumption Cure Right or the provision of Credit Support (except such Event of Default arising solely from a Cross Charter Default thereunder).

     "Deferred Construction Costs" means (i) any costs of mobilization of the Drillship to the port designated pursuant to the Drilling Contracts and the Rig Sharing Agreement reasonably likely to be incurred following the Closing Date, (ii) any remaining Construction Costs reasonably likely to be incurred following the Closing Date, and (iii) the reimbursement of any Transaction Expenses reasonably likely to be paid by Deepwater out of its own funds after the Closing Date.

     "Deferred Construction Costs Disbursement Certificate" has the meaning specified in Section 3.1(b) of the Depository
Agreement.

     "Deferred  Construction  Costs  Reserve  Account"  has   the
meaning specified in Section 3.1(a) of the Depository Agreement.

     "Delivery Date" means the Closing Date.

     "Deposited Amounts" has the meaning specified in Section 2.1 of the Depository Agreement.

     "Depository" means Wilmington Trust Company, a Delaware banking corporation, as securities intermediary and depository under the Depository Agreement.

     "Depository Agreement" means the Depository Agreement, dated as of the Closing Date, among Deepwater, the Charter Trustee, the Investment Trust and the Depository.

     "Disbursement Certificate" means a Deferred Construction Costs Disbursement Certificate, a Prepayment Certificate, an Event of Loss Certificate, a Reimbursement and Proceeds Certificate, a Payment Date Certificate, a Permitted Contest Reserve Certificate, a Trustee Default Notice, a Hedging Agreement Default Notice, a Drillship Sales Proceeds Certificate, a Termination Proceeds Certificate, a Letter of Credit Collateral Certificate or a Permitted Contest Reserve Certificate.

     "Disbursement  Information" has  the  meaning  specified  in
Section 4.3 of the Depository Agreement.

     "Documentation   Agent"   means   BA   Leasing   &   Capital
Corporation, a California corporation.

     "Dollars", "US$" and "$" means dollars in lawful currency of the United States.

     "Drawing  Condition"  has the meaning  ascribed  thereto  in
Section 6.9 of the Participation Agreement.

     "Drilling Consent" means the Acknowledgment and Consent Agreement, dated as of the Closing Date, by and among R&B Falcon Drilling (International & Deepwater) Inc., Frontier Deepwater Drilling Inc., Deepwater, the Charter Trustee and the Investment Trust, substantially in the form of Exhibit I to the Participation Agreement.

     "Drilling Contract" means the Conoco Drilling Contract or the R&B Falcon Drilling Contract.

     "Drilling  Contract  Guaranty"  means  the  Conoco  Drilling
Contract Guaranty or the R&B Falcon Drilling Contract Guaranty.

     "Drilling Party" means Frontier Deepwater Drilling  Inc.  or
R&B Falcon Drilling (International & Deepwater) Inc. or, when used in the plural, both Frontier Deepwater Drilling Inc. and R&B
Falcon Drilling (International & Deepwater) Inc.

     "Drilling  Services Agreement Contractor" means  R&B  Falcon
Drilling Co.

     "Drillship" has the meaning specified in the recitals to the Participation Agreement.

     "Drillship Cost" means the Certificate Purchaser Balance immediately prior to the Initial Charter Hire Payment Date, which in no event shall exceed the Maximum Drillship Cost.

     "Drillship  Sales  Proceeds" has the  meaning  specified  in
Section 3.6(a) of the Depository Agreement.

     "Drillship Sales Proceeds Account" has the meaning specified in Section 3.6(a) of the Depository Agreement.

     "Drillship Sales Proceeds Certificate" has the meaning specified in Section 3.6(b) of the Depository Agreement.

     "Effective Date" has the meaning specified in Section 3.1(a) of the Participation Agreement.

     "Environmental Claim" means any Claim arising out of or attributable to any Environmental Event, or Hazardous Activity.

     "Environmental Event" means (i) any activity, occurrence or condition that violates or results in noncompliance with any Environmental Law; (ii) any release of or potential release of any Hazardous Substance or Oil from the Drillship; (iii) any incident in which any Hazardous Substance or Oil is released or threatened to be released from a vessel other than the Drillship and which involves a collision between the Drillship and such other vessel or some incident of navigation or operation, in either case, in connection with which the Drillship is actually or potentially liable to be arrested and/or the Drillship or Deepwater and/or any operator or manager is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or (iv) any other incident in which any Hazardous Substance or Oil is released or threatened to be released otherwise than from the Drillship in connection with which the Drillship is actually or potentially liable to be arrested and/or where Deepwater and/or any operator or manager of the Drillship is at fault or allegedly at fault or otherwise liable to any legal or administrative action.

     "Environmental Law" means all applicable international, foreign, federal, state and local laws, regulations, conventions, treaties, written governmental agreements and written governmental policies that are legally binding, statutes, ordinances, codes, rules, directives, orders, decrees, judicial and administrative judgments and rules of common law, whether now or hereafter in effect, that relate in any way to Oil or any Hazardous Substance in connection with the regulation or protection of human health, natural resources or the environment.

     "ERISA" means the Employee Retirement Income Security Act of
1974.

     "Event of Default" means a Charter Event of Default.

     "Event of Loss" means a Condemnation or the occurrence of an event that results or would result in the termination of either
Drilling Contract pursuant to Section 2.2.2 thereof.

     "Event  of  Loss Certificate" has the meaning  specified  in
Section 3.2(b) of the Depository Agreement.

     "Event of Loss Proceeds Account" has the meaning specified in Section 3.2(a) of the Depository Agreement.

     "Excess Certificate Return" means, for any Return Period, an amount equal to the excess of (i) an amount equal to the product of the applicable Certificate Return Rate times the Certificate Purchaser Balance set forth on Schedule I to the Master Charter opposite the Charter Hire Payment Date under the heading "Charter Balance" over (ii) an amount equal to the product of the applicable Certificate Return Rate times the actual Certificate Purchaser Balance (or portion thereof) allocable to such Return Period as of the first day of such Return Period.

     "Excluded Accounts" means (i) the Permitted Contest Reserve Account; (ii) the Event of Loss Proceeds Account, (iii) the Reimbursement and Proceeds Account and (iv) unless a Charter Supplement No. 1 Event of Default has occurred and is continuing, the R&B Falcon Subcharter Proceeds Account and the Letter of Credit Collateral Account.

     "Extension Notice" has the meaning specified in Section 20.2 of the Master Charter.

     "Extension Term" means any period which immediately follows the end of the Base Charter Term with respect to which Deepwater has requested an extension of the Charter Term pursuant to
Section 20.2 of the Master Charter, and such request has been granted pursuant to such Section 20.2.

     "Facility Fee" has the meaning specified in Section 2.14 of the Participation Agreement.

     "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor AH.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day shall be the arithmetic mean as determined by the Charter Trustee of the rates for the last transaction in overnight
Federal Funds arranged prior to 9 a.m. (New York City time) on that day by each of the three leading brokers of Federal Funds transactions in New York City selected by the Charter Trustee.

     "Force Majeure Event" means any excused or permissible delay under the Construction Contract or the Drilling Contracts, if fulfillment has been delayed, hindered or prevented by any circumstance of whatsoever nature, including financial or economic conditions in general, hostilities, restraints of rulers or people, revolution, civil commotion, strike, labor disturbances, epidemic, accident, fire, lightning, flood, wind, storm, earthquake, explosion, blow-out, crater, blockade, embargo, lack of or failure of transportation facilities, inability, despite Deepwater's best efforts, to arrange or secure importation, exportation or permits, or any law, proclamation, regulation, ordinance, demand or requirement of any government or any government agency having or claiming to have jurisdiction over the operations of or with respect to the Drillship or any part thereof or the construction or manufacture of the Drillship or any part thereof, or over Deepwater or the Builder or any act of God, or any other act of government, act or omission of a supplier or a construction contractor.

      "Frontier Deepwater Drilling Inc." means Frontier Deepwater
Drilling Inc., a Delaware corporation.

      "Frontier Portion" means with respect to any Return Period, a fraction, the numerator of which is the number of hours, rounded to the nearest half hour, the Drillship has been utilized under the Conoco Drilling Contract during the relevant Return Period and the denominator of which is the product of the actual number of days in such Return Period and 24 hours.

     "GAAP"  means  United  States generally accepted  accounting
principles    (including   principles   of   consolidation    and
characterization), in effect from time to time, consistently applied.

     "General   Indemnity"  means  the  indemnity   provided   by
Deepwater to various parties pursuant to Section 10.1 (subject to Section 10.2) of the Participation Agreement.

     "General Tax Indemnity" means the indemnity provided by Deepwater to various parties pursuant to Section 10.4 of the Participation Agreement.

     "Government Action" means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Government Authority, or required by any Applicable Law, and shall include, without limitation, all environmental and operating permits and licenses that are required for the full use and operation of the Drillship (or any part thereof).

     "Government Authority" means any nation or government, any state, county, province, municipality or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guaranty" by any Person, means any obligation or arrangement, contingent or otherwise, of such Person directly or indirectly guaranteeing or otherwise becoming contingently liable upon any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) to the extent that such an arrangement would be considered to be a guaranty under GAAP, entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Guaranty shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guaranty" used as a verb has a corresponding meaning.

     "Guarantor's Percentage" means

     (i) with respect to Conoco, (a) its Applicable Percentage of the Certificate Purchaser Balance minus the Certificate Purchaser Amounts purchased by Conoco pursuant to Section
     9.4 of the Participation Agreement divided by (b) 100% of the Certificate Purchaser Balance; provided, however, that in no event shall the percentage calculated by this clause
     (i) be less than 0%; and

     (ii) with respect to R&B Falcon,(a) its Applicable Percentage of the Certificate Purchaser Balance minus the Certificate Purchaser Amounts purchased by R&B Falcon pursuant to Section 9.4 of the Participation Agreement divided by (b) 100% of the Certificate Purchaser Balance; provided, however, that in no event shall the percentage calculated by this clause (ii) be less than 0%.

     "Hazardous Activity" means any activity, process, procedure or undertaking that directly or indirectly (i) produces, generates or creates any Hazardous Substance; (ii) causes or results in (or threatens to cause or result in) the Release of any Hazardous Substance into the environment (including air, surface water, groundwater, drinking water, land (including surface or subsurface) and plant, aquatic and animal life); (iii) involves the containment or storage of any Hazardous Substance; or (iv) would be regulated as hazardous waste treatment, storage or disposal within the meaning of any Environmental Law.

     "Hazardous Substance" means any of the following: (i) explosives, radioactive materials, asbestos, polychlorinated biphenyls, lead and radon gas; or (ii) any substance, material, product, derivative, compound, mixture, mineral, chemical, waste, gas, medical waste, or pollutant, in each case whether naturally occurring, human-made or the by-product of any process, that is considered under any applicable Environmental Law to be toxic, corrosive, flammable, carcinogenic, mutagenic or hazardous to the environment or human health; provided, however, that the term "Hazardous Substance" specifically does not include Oil.

     "Head Lease" means the lease agreement (if any) under which the Charter Trustee leases the Drillship from the Head Lessor in accordance with Section 4.2 of the Participation Agreement.

     "Head   Lease  Defeasance  Arrangements"  has  the   meaning
specified in Section 4.2 of the Participation Agreement.

     "Head  Lease Documents" means the Head Lease, the Head Lease
Loan, the Head Lease Defeasance Agreement and any other documents entered into in connection with the Head Lease Transaction.

     "Head  Lease Loan" has the meaning specified in Section  4.2 of the Participation Agreement.

     "Head  Lease  Transaction"  has  the  meaning  specified  in
Section 4.2 of the Participation Agreement.

     "Head Lessor" means the lessor under the Head Lease.

     "Hedging  Agreements" has the meaning specified  in  Section
6.5 of the Participation Agreement.

     "Hedging Agreement Counterparty" means the counterparty under any Hedging Agreement.

     "Hedging Agreement Default Notice" has the meaning specified in Section 4.2 of the Depository Agreement.

     "Hedging Agreement Obligations" means all of the obligations
(monetary or otherwise) of the Charter Trustee arising under or in connection with the Hedging Agreements.

     "Illegality Event" has the meaning specified in Section  7.1 of the Participation Agreement.

     "Indebtedness" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (iii) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance; (v) all obligations of such Person, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn; (vi) all indebtedness (including indebtedness arising under title retention or conditional sales agreements) secured by a Lien on any asset of any Person, whether or not such indebtedness is assumed by such Person or is of limited recourse (provided, that, for purposes of this clause (vi), non-recourse indebtedness in excess of the value of the asset securing such indebtedness shall not be counted); (vii) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as capital or operating leases; and (viii) all indebtedness of others Guaranteed by such Person.

     "Indemnified  Party"  has the meaning specified  in  Section
10.1 of the Participation Agreement.

     "Independent Marine Surveyor" means Merrill Marine Services,
Inc.

     "Initial  Certificate Margin Adjustment Date" means  October
1, 2001.

     "Initial  Charter Hire Payment Date" means the last Business
Day of the first full calendar month following the Closing Date.

     "Institutional Investor" means any Accredited Investor, excluding any individual or natural person.

     "Insurance Beneficiary" has the meaning specified in Section
14.2(d) of the Master Charter.

     "Insurance Requirements" means all terms and conditions of any insurance policy either required by the Master Charter to be maintained by Deepwater or required by the Construction Contract to be maintained (or caused to be maintained) by the Builder, and all requirements of the issuer of any such policy; provided, however, that if Deepwater is entitled to self-insure certain risks in lieu of maintaining the insurance coverages required under Article XIV of the Master Charter, "Insurance Requirements" means the standard terms of any insurance policies (including casualty and general liability) and all requirements commonly prescribed by the issuers of such policies which otherwise would be required to be maintained by Deepwater absent the permitted self-insurance.

     "Interim Class Certificate" means a certificate issued by the Classification Society evidencing the class of the Drillship to be delivered by the Builder to Deepwater.

     "Inverse R&B Usage Ratio" means the R&B Usage Ratio minus one.

     "Investment   Balance"  means,  at  any  given   time,   the
Investment Portion of the Certificate Purchaser Balance.

     "Investment Portion" means, with respect to any amount, ninety seven percent (97%) of such amount.

     "Investment Trust" means Deepwater Investment Trust 1999-A, a Delaware business trust.

     "Investment  Trust  Agreement" means  the  Investment  Trust
Agreement (Deepwater Investment Trust 1999-A) dated as of  August
23, 1999, between Wilmington Trust FSB, as trustee, and the Certificate Purchasers.

     "Investment Trust Amount" means, with respect to the Investment Trust, at any given time, the aggregate amount of all advances made by the Investment Trust to the Charter Trustee pursuant to Section 2.6 of the Participation Agreement minus the Investment Portion of any distributions paid to the Certificate
Purchasers to the extent that such distributions reduce the Certificate Purchaser Balance.

     "Investment Trust Certificates" means the Conoco  Investment
Trust   Certificates   and  the  R&B  Falcon   Investment   Trust
Certificates.

     "Investment Trustee" means Wilmington Trust FSB, a Federal savings bank, not in its individual capacity, except as otherwise expressly provided, but solely as trustee under the Investment
Trust Agreement.

     "Letter of Credit" means an irrevocable standby letter of credit issued by a Qualified Bank substantially in form and substance as attached to the Participation Agreement as Exhibit X and which otherwise meets the requirements set forth in Section
6.9 of the Participation Agreement.

     "Letter of Credit Collateral Account" has the meaning specified in Section 3.16(a) of the Depository Agreement.

     "Letter of Credit Collateral Certificate" has the meaning specified in Section 3.16(b) of the Depository Agreement.

     "LIBOR" means, for any Return Period, the rate per annum equal to the offered rate (rounded upwards, if necessary, to the next higher 1/100th of 1%) which appears on the Telerate Page 3750, British Bankers Association Interest Settlement Rates (or such other system for the purpose of displaying rates of leading reference banks in the London interbank market that replaces such system) as of 11:00 a.m. (London time) for deposits in Dollars on the day two (2) Business Days prior to the first day of such Return Period in an amount approximately equal to the principal amount of the Certificate Purchaser Amounts to which such Return Period is to apply and for a period corresponding as nearly as possible to such Return Period; provided, that, if no such rate appears on Telerate Page 3750 it shall be (i), so long as any Hedging Agreements are in effect, the "Floating Rate" as defined in the Hedging Agreements or (ii) if no Hedging Agreements are in effect, the rate of interest then offered to prime banks in the London interbank Eurodollar market by Bank of America for deposits in U.S. Dollars.

     "Lien"   means   any   mortgage,   pledge,   lien,   charge,
encumbrance,   lease,  sublease,  charter,   subcharter,   right,
security interest, rights in rem of any kind or claim of whatever nature or description against any property or asset.

     "LLC Agreement" means the LLC Agreement, dated as of April 30, 1997, between the Members, as amended on or prior to the Closing Date.

     "Majority Certificate Purchasers" means, as of the date of determination, Certificate Purchasers that hold, in the aggregate, Certificates representing more than 50% of the sum of the Certificate Purchaser Amounts of all Certificate Purchasers, or, if no such amounts are outstanding, Certificate Purchasers having, in the aggregate, obligations to make amounts available which total more than 50% of the total of such obligations for all such Certificate Purchasers. For purposes of this definition, no Purchasing Party shall be considered a "Certificate Purchaser" and no interest of any Purchasing Party shall be considered to be "Certificate Purchaser Amounts."

     "Marketing Period" means the period commencing on the date which is 180 days prior to the Scheduled Charter Expiration Date and ending on the Scheduled Charter Expiration Date.

     "Master Charter" means the bareboat Master Charter, dated as of the Closing Date, among Deepwater and the Charter Trustee, excluding both Charter Supplement No. 1 and Charter Supplement
No. 2.

     "Material Adverse Effect" means, with respect to Conoco, R&B
Falcon or Deepwater, an event or events, condition or conditions, circumstance or circumstances which individually or in the aggregate could be reasonably expected to:

          (i) have a material adverse effect on the financial condition, business, assets or operations of Conoco, R&B
     Falcon or Deepwater;

          (ii) have a material adverse effect on Deepwater's, Conoco's or R&B Falcon's ability to perform its respective obligations under the Transaction Documents to which it is a party;

          (iii) have a material adverse effect on the title, priority or perfection of the Participants' interest in the Drillship;

          (iv) have a material adverse effect on the validity, legality or enforceability of any material provision of any Transaction Document or on the rights or remedies of any of the Participants under the Transaction Documents;

          (v) have a material adverse effect on the value, utility or remaining useful life of the Drillship; or

          (vi) result in criminal liability or material civil liability to any Indemnitee or forfeiture or loss of the Drillship.

     "Material  Default"  means a Charter  Default  described  in
Section 4.1(a), (e) or (f) of either Charter Supplement No. 1  or
Charter Supplement No. 2.

     "Maximum    Certificate    Purchaser    Commitment"    means
$270,000,000.

     "Maximum  Drillship  Cost"  means  the  Maximum  Certificate
Purchaser Commitment.

     "Maximum Residual Guaranty Amount" means as of any date the sum of:

     (i) the Certificate Purchaser Balance on such date (reduced by any payment of Charter Supplement Prepayment Amount of Termination Value under Section 4.2(c) of the Depository Agreement), plus any accrued and unpaid Certificate Return, minus the Charter Residual Risk Amount as of such date; and

     (ii) all accrued and unpaid Supplemental Hire (not included in clause (i)).

     "Member" means each of RBF Deepwater Exploration II Inc. and
Conoco Development II Inc.

     "Minimum Specifications" means each of the following criteria with respect to the Drillship: (i) upon final sea trial, speed shall not be more than two (2) knots lower than the guaranteed speed specified in Paragraph 2 of Article I of the Construction Contract; (ii) actual fuel consumption shall not be more than ten percent (10%) in excess of the guaranteed fuel consumption specified in Paragraph 2 of Article I of the Construction Contract; (iii) the capacity of the "Extended Well Test" tanks, including slop tanks, shall not be less than 14,310 cubic meters; and (iv) the actual displacement of the Drillship shall not vary by more than 3,500 metric tons (whether higher or lower) from the guaranteed displacement of the Drillship specified in Paragraph 2 of Article I of the Construction Contract.

     "Modifications" has the meaning specified in Section 11.1 of the Master Charter.

     "Moody's" means Moody's Investors Service, Inc.

     "Net  Sales  Proceeds" has the meaning specified in  Section
20.3 of the Master Charter.

     "Non-Assumption  Cure  Right" has the meaning  specified  in
Section 16.5(a) of the Master Charter.

     "Non-Defaulting Drilling Party" means (i) Frontier Deepwater Drilling Inc., provided that no Charter Supplement No. 2 Event of Default exists (except such Event of Default arising solely from the Cross Charter Default thereunder) or (ii) R&B Falcon Drilling (International & Deepwater) Inc., provided that no Charter Supplement No. 1 Event of Default exists (except such Event of Default arising solely from the Cross Charter Default thereunder).

     "Non-Recourse  Party"  means  any  Member,  its   respective
Affiliates and its past, present or future officers, directors, employees, shareholders, agents or representatives.

     "OFE"   means  owner-furnished  equipment,  which   is   the
equipment  to  be  furnished by the Buyer under the  Construction
Contract,  such  equipment  being  more  specifically  listed  in
Schedule 6 to the Participation Agreement.

     "Officer's Certificate" means a certificate signed by any individual holding the office of vice president, treasurer, assistant treasurer or higher, which certificate shall certify as true and correct the subject matter being certified to in such certificate.

     "Oil" means oil of any kind or in any form, including but not limited to petroleum, fuel oil, sludge, oil refuse, and oil mixed with wastes other than dredged spoil, but not including petroleum (including crude oil or any fraction thereof) which is specifically listed or designated as a hazardous substance under subparagraphs (A) through (F) of Section 101(14) of CERCLA.

     "Operating  Account"  has the meaning specified  in  Section
3.4(a) of the Depository Agreement.

     "Operation and Maintenance Expenses" means all amounts necessary for Deepwater to man, victual, navigate, operate, supply, fuel, repair, maintain the Drillship in accordance with the requirements of the Drilling Contracts and the Charter and shall include, without limitation, payments under Deepwater's contracts for marine and drilling services, payments to any Permitted Service Provider, premiums on insurance policies, fees, costs and expenses in connection with any Deepwater Hedging Agreements or Hedging Agreements (excluding amounts payable in connection with an early termination), property and other taxes (other than income taxes), costs of fuel and fuel supply, waste disposal, expenses for repairs and maintenance required in order to maintain the Drillship in accordance with the Drilling Contracts and in accordance with the Charter (including expenses for inspections and drydocking maintenance), the costs of all Modifications required or permitted under the Charter and all shore-based support expenses and warehouse costs attributable to any of the foregoing; provided, however, that Operation and Maintenance Expenses shall not include any amounts for which Deepwater is entitled to a Reimbursement.

     "Optional  Modifications"  has  the  meaning  specified   in
Section 11.1 of the Master Charter.

     "Other  Supplement" (i) when used in Charter Supplement  No.
1,  means  Charter Supplement No. 2 or (ii) when used in  Charter
Supplement No. 2, means Charter Supplement No. 1.

     "Overdue Rate" means the Certificate Return Rate plus two percent (2%) per annum.

     "Parent" means, with respect to any Person, a corporation that is the direct or indirect beneficial owner of more than 50% of the outstanding Voting Stock of such Person and that has reporting obligations under Section 13 of the Securities Exchange Act of 1934, as amended.

     "Partial Condemnation" means the condemnation, requisition for use, confiscation, arrest, seizure or other taking of title or leasehold interest to the Drillship or any transfer made in lieu of any such actual or threatened action or proceeding which does not constitute a Condemnation.

     "Participants"   means  the  Certificate   Purchasers,   the
Trustees and the Investment Trust, collectively.

     "Participation Agreement" means the Participation Agreement, dated as of August 31, 1999 among Deepwater, the Trustees, the Investment Trust, the Documentation Agent, the Certificate Purchasers, solely with respect to Sections 2.15, 6.9, 9.4(a) and 12.13(b) thereof, R&B Falcon and Conoco, and solely with respect to Sections 5.2 and 6.4, RBF Deepwater Exploration II Inc. and Conoco Development II Inc.

     "Payment Date" means the Initial Charter Hire Payment Date, the last Business Day of each calendar month thereafter and the last day of the Charter Term.

     "Payment  Date  Certificate" has the  meaning  specified  in
Section 3.4(b) of the Depository Agreement.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Permitted Charterer" means any Person that is or should be consolidated with Conoco or R&B Falcon for financial reporting purposes in accordance with GAAP.

     "Permitted Contest" means a test, challenge, appeal or proceeding for review of any Applicable Law, so long as (x) such test, challenge, appeal or proceeding shall be prosecuted diligently and in good faith in appropriate proceedings and (y) such test, challenge, appeal or proceeding and any non-compliance with Applicable Law during the pendency thereof does not (i) pose any significant risk of foreclosure, forfeiture or loss of the Drillship or any material part thereof, (ii) pose any material risk of a loss of priority of the Lien of the Ship Mortgage (or any other Lien on the Drillship) or any other Collateral, (iii) pose any material risk of any criminal liability or any material civil liability being imposed on either Trustee, the Investment Trust, the Agent or any Certificate Purchaser, (iv) interfere in any material manner with the use or operation of the Drillship or
(v) pose any material risk of interference with the payment of Charter Hire.

     "Permitted   Contest  Reserve  Account"  has   the   meaning
specified in Section 3.5(a) of the Depository Agreement.

     "Permitted Contest Reserve Amount" means, as of the date of calculation, an amount equal to Deepwater's reasonable estimate of its potential or actual liability or additional costs and expenses that it will be required to incur but only to the extent that (a) such liability or costs and expenses exceed $500,000 with respect to a single Permitted Contest or $2,000,000 with respect to all pending Permitted Contests and (b) such Claims are not covered by insurance policies required to be maintained by Deepwater under the Master Charter which are then in effect (except that all Claims as to which the insurer has issued a denial of coverage or as to which it has reserved its rights, shall be deemed not to be covered by insurance for the purposes of this clause (b)).

     "Permitted Contest Reserve Certificate" has the meaning specified in Section 3.5(b) of the Depository Agreement.

     "Permitted Indebtedness" means (i) Subordinated Debt, (ii) Indebtedness arising under the Transaction Documents and (iii) any other Indebtedness owed to any Person other than a Member or Affiliate of a Member in an aggregate amount not to exceed $500,000 (provided that, (x) if such Indebtedness is in the form of a loan, such limit shall be calculated by reference to the principal of such loan and (y) if such Indebtedness is in the form of a lease, such limit shall be calculated by reference to the present value as of the date of determination of all lease payments discounted at the then applicable Federal Funds Rate plus sixty (60) basis points).

     "Permitted Investments" has the meaning specified in Section
5.1 of the Depository Agreement.

     "Permitted Liens" means (i) the respective rights and interests of the Participants, as provided in any of the Transaction Documents; (ii) any Lien as permitted and contemplated by the Transaction Documents; (iii) Liens for Taxes either not yet due or being contested pursuant to a Permitted Contest (iv) Liens of suppliers, mechanics, crew, repairers, employees, or operators of port authorities, Liens for salvage, general or particular average, or other similar Liens securing the payment of the price of goods or services rendered arising in the ordinary course of business and for amounts the payment of which is either not yet delinquent or is being diligently contested pursuant to a Permitted Contest; (v) Liens arising out of judgments or awards which are being appealed in good faith or with respect to which at the time there shall have been secured a stay of execution; (vi) salvage and similar rights of insurers under policies of insurance maintained with respect to the Drillship; (vii) Liens securing Permitted Indebtedness; (viii) any other Lien with respect to which a bond or other security shall have been provided either (x) through a normal and customary letter of undertaking issued by the protection and indemnity club providing the coverage maintained under Section 14.1(f) of the Master Charter or (y) by a surety and in a form, both of which are acceptable to the Required Certificate Purchasers in their sole discretion; (ix) Trust Liens; and (x) Certificate Purchaser Liens.

     "Permitted  Service Provider" has the meaning  specified  in
Section 7(b) of the Drilling Consent.

     "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, Government
Authority or any other entity.

     "Placement Agent" means Bank of America National  Trust  and
Savings Association.

     "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

     "Plans and Specifications" means, with respect to the Drillship, the plans and specifications, as amended, pursuant to which the Drillship is to be constructed under the Construction
Contract.

     "Postponed Advance" has the meaning specified in Section 2.8 of the Participation Agreement.

     "Postponed  Advance  Date"  has  the  meaning  specified  in
Section 2.8 of the Participation Agreement.

     "Postponement  Yield" has the meaning specified  in  Section
2.8 of the Participation Agreement.

     "Prepayment Certificate" means the Prepayment Certificate described in Section 3.1 of the Depository Agreement.

     "Prepayment  Notice"  has the meaning specified  in  Section
9.4(a) of the Participation Agreement.

      "Prepayment Change of Control Trigger Event" means the occurrence of a Change of Control of either Conoco or R&B Falcon unless (a) the rating of such person is not less than (i) in the case of Conoco, Baa2 from Moody's and BBB from S&P or (ii) in the case of R&B Falcon, is not less than Ba2 from Moody's and BB from S&P or (b) in the event that such person is merged into or acquired by an Acquiror (i) in the case of an Acquiror of Conoco, such Acquiror has a rating of not less than Baa2 from Moody's and not less than BBB from S&P (ii) in the case an Acquiror of R&B Falcon, such Acquiror has a rating of not less than Ba2 from Moody's and BB from S&P, provided that the Acquiror assumes the obligations of the acquired company under the Transaction Documents pursuant to an assumption agreement and delivers an opinion of counsel in connection therewith, each in substantially the form of those attached to the Participation Agreement as Exhibit K, or (c) Conoco or R&B Falcon, as applicable, will provide to the Required Certificate Purchasers simultaneous with a Change of Control credit support acceptable to the Required Certificate Purchasers for any obligations of such person under the Transaction Documents reasonably equivalent to that in effect immediately prior to the Change of Control.

     "Pricing   Change  of  Control  Trigger  Event"  means   the
occurrence of a Change of Control with respect to R&B Falcon unless (a) R&B Falcon has a rating of not less than Baa3 from Moody's and BBB- from S&P, or (b) in the event that R&B Falcon is merged into or acquired by an Acquiror, such Acquiror has a rating of not less than Baa3 from Moody's and BBB- from S&P, provided that the Acquiror assumes R&B Falcon's obligations under the Transaction Documents pursuant to an assumption agreement and delivers an opinion of counsel in connection therewith, each in substantially the form of those attached to the Participation Agreement as Exhibit K, or (c) R&B Falcon will provide to the Required Certificate Purchasers simultaneous with a Change of Control credit support meeting the criteria acceptable to the Required Certificate Purchasers for any of its obligations under the Transaction Documents reasonably equivalent to that in effect immediately prior to the Change of Control.

     "Protocol of Delivery and Acceptance" shall have the meaning as set forth in Section 4.1(a)(i) of the Participation Agreement.

     "Provisional Patente" shall have the meaning as set forth in
Section 4.1(a)(iii) of the Participation Agreement.

     "Purchase Notice" has the meaning specified in Section  20.1 of the Master Charter.

     "Purchase Option" has the meaning specified in Section  20.1 of the Master Charter.

     "Purchase Option Price" has the meaning specified in Section
20.1 of the Master Charter.

     "Purchased Interest" means (i) where R&B Falcon is a Purchasing Party, the Certificate Purchaser Amounts relating to the R&B Falcon Certificates purchased by R&B Falcon pursuant to
Section 9.4 of the Participation Agreement or (ii) where Conoco is a Purchasing Party, the Certificate Purchaser Amounts relating to the Conoco Certificates purchased by Conoco pursuant to
Section 9.4 of the Participation Agreement .

     "Purchasing Party" means (i) Conoco or R&B Falcon, if and only if such Person has suffered a Prepayment Change of Control Trigger Event and has or is required to purchase any Purchased Interest under Section 9.4(a) of the Participation Agreement or
(ii) Deepwater or any Affiliate of any of the foregoing to the extent such Person obtains an interest, directly or indirectly, in a Purchased Interest.

     "Purchasing Party Amount" means, at any given time with respect to any Purchasing Party, its Purchased Interest minus the amount of any distributions paid to such Purchasing Party in reduction of its allocated portion of the Certificate Purchaser Amounts or the Certificate Purchaser Balance.

     "Qualified Bank" means a bank or other financial institution with a long term unsecured debt rating of not less than AA- from S&P and Aa3 from Moody's.

     "Qualifying Letter of Credit" means a letter of credit in a stated amount of not less than sixty percent (60%) of the Maximum Residual Guaranty Amount, issued by a bank or other financial institution with a long-term unsecured credit rating of not less than A and A2 from S&P and Moody's, respectively; provided, that if such issuer is downgraded below such rating of A or A2, such letter of credit shall be replaced with a letter of credit issued by a bank or other financial institution having such rating within 30 days of the notice from S&P or Moody's to the issuer of such letter of credit R&B Falcon or Deepwater of such downgrade.

     "R&B Falcon" means R&B Falcon Corporation, a Delaware corporation.

     "R&B  Falcon  Certificates" means the R&B  Falcon  Series  A
Trust   Certificates   and  the  R&B  Falcon   Investment   Trust
Certificates.

     "R&B Falcon Charter" means the charter created by the Master
Charter, as supplemented by Charter Supplement No. 1.

     "R&B   Falcon   Drilling  Contract"  means  that   Deepwater
Drillship Contract, dated as of April 30, 1997, as amended and restated, between R&B Falcon Drilling (International & Deepwater)
Inc. and Deepwater

     "R&B Falcon Drilling Contract Guaranty" means that Deepwater
Drillship  Project, R&B Falcon Guaranty, dated as of  August  31,
1999 given by R&B Falcon in favor of Deepwater.

     "R&B Falcon Drilling (International & Deepwater) Inc." means
R&B Falcon Drilling (International & Deepwater) Inc., a Delaware corporation.

     "R&B  Falcon  Drilling  Party"  means  R&B  Falcon  Drilling
(International & Deepwater) Inc.

     "R&B Falcon Guaranty" means the R&B Falcon Guaranty, dated as of the Closing Date, given by R&B Falcon in favor of the Trustees, the Investment Trust, the Agent and the Certificate
Purchasers and the other beneficiaries named therein.

     "R&B Falcon Investment Trust Certificate" means each certificate issued to a Certificate Purchaser from the Investment Trust pursuant to Section 2.1(d) of the Participation Agreement and in accordance with the Investment Trust Agreement to evidence 60% of the Investment Portion of the Certificate Purchaser Amount of each such Certificate Purchaser.

     "R&B Falcon Series A Trust Certificate" means each certificate issued to a Beneficial Owner from the Charter Trustee pursuant to Section 2.1(b) of the Participation Agreement and in accordance with the Charter Trust Agreement to evidence the 60% of the Series A Portion of the Certificate Purchaser Amount of each such Beneficial Owner.

     "R&B Falcon Subcharter Proceeds Account" shall have the meaning specified in Section 3.15(a) of the Depository Agreement.

      "R&B Portion" means, with respect to any Return Period, a fraction, the numerator of which is the number of hours, rounded to the nearest half hour, the Drillship has been utilized under the R&B Falcon Drilling Contract during the relevant Return Period and the denominator of which is the product of the actual number of days in such Return Period and 24 hours.

     "R&B Usage" means the number of days, rounded to the nearest full day, the Drillship has been utilized under the R&B Falcon
Drilling Contract.

     "R&B Usage Ratio" means, from time to time, a fraction (expressed as a percentage) the numerator of which is the maximum number of days during which R&B Falcon Drilling (International & Deepwater) Inc. is obligated, pursuant to the terms of the Rig Sharing Agreement, to use the Drillship commencing on the most recent Adjustment Date preceding the date the rate of the Certificate Margin is to be determined and ending on the scheduled termination of the Drilling Contracts divided by the total number of days remaining during such period under the Drilling Contracts.

     "Reasonable Basis" means a reasonable basis within the meaning of Section 6662(d)(2)(B)(ii)(II) of the Code or any regulations thereunder.

     "Reimbursement  and  Proceeds  Account"  has   the   meaning
specified in Section 3.3(a) of the Depository Agreement.

     "Reimbursement and Proceeds Certificate" has the meaning specified in Section 3.3(b) of the Depository Agreement.

     "Reimbursements" has the meaning specified in Section 3.3(a) of the Depository Agreement.

     "Related Indemnified Party" means the Affiliates of an Indemnified Party, the officers, directors, employees and agents of the Indemnified Party and its Affiliates and, in the case of the Certificate Purchasers and their Related Indemnified Parties, the Charter Trustee and, in the case of the Charter Trustee and the Investment Trust, the Certificate Purchasers and their Related Indemnified Parties.

     "Related Party" means (i) with respect to Charter Supplement No. 1 and the charter created thereby, R&B Falcon and its Affiliates (other than Deepwater) or (ii) with respect to Charter Supplement No. 2 and the charter created thereby, Conoco and its Affiliates (other than Deepwater).

     "Release" means any release, pumping, pouring, emptying, injecting, escaping, leaching, dumping, seepage, spill, leak, flow, discharge, disposal or emission of Oil or a Hazardous
Substance.

     "Replacement   Certificate  Purchaser"   has   the   meaning
specified in Section 4.2 of the Participation Agreement.

     "Replacement  Certificate  Purchaser  Conditions"  has   the
meaning specified in Section 4.2 of the Participation Agreement.

     "Required Certificate Purchasers" means, as of the date of determination, Certificate Purchasers that hold, in the aggregate, Certificates representing more than 2/3 of the sum of the Certificate Purchaser Amounts of all Certificate Purchasers, or, if no such amounts are outstanding, Certificate Purchasers having, in the aggregate, obligations to make amounts available which total more than 2/3 of the total of such obligations for all such Certificate Purchasers. For purposes of this definition, no Purchasing Party shall be considered a "Certificate Purchaser" and no interest of any Purchasing Party shall be considered to be "Certificate Purchaser Amounts."

     "Required  Modifications"  has  the  meaning  specified   in
Section 11.1 of the Master Charter.

     "Residual  Guaranty  Amount" means, (i)  upon  sale  of  the
Charter   Trustee's  interest  in  the  Drillship   pursuant   to
Deepwater's exercise of its Return Option, the sum of:

     (A) the Certificate Purchaser Balance on such date (reduced by any payment of Charter Supplement Prepayment Amount of Termination Value under Section 4.2(c) of the Depository Agreement), plus any accrued and unpaid Certificate Return, minus the Net Sales Proceeds; and

     (B) all accrued and unpaid Supplemental Hire;

provided, however, that in no event shall the amount calculated in this clause (i) exceed the Maximum Residual Guaranty Amount; or (ii) if the Charter Trustee's interest in the Drillship is not sold on or prior to the Scheduled Charter Expiration Date in accordance with Section 20.3 of the Master Charter, the Maximum Residual Guaranty Amount.

     "Responsible Officer" means, with respect to any matter (i) if a natural Person, such Person; or (ii) if not a natural Person, a senior financial or legal officer or such other officer of such Person who in the normal course of his operational duties would have knowledge of such matter.

     "Return Notice" has the meaning specified in Section 20.3 of the Master Charter.

     "Return Option" has the meaning specified in Section 20.3 of the Master Charter.

     "Return Period" means with respect to any determination of Certificate Return (i) the period commencing on and including the Advance Date and ending on but excluding the Initial Charter Hire Payment Date, and (ii) thereafter with respect to the Certificate Purchaser Balance, a period commencing on a Payment Date and ending on but excluding the next succeeding Payment Date; provided, that the last Return Period shall end on the last day of the Charter Term.

     "Revenues" means all amounts received by Deepwater from whatever source, including all revenues from the Drilling Contracts but excluding (i) those amounts to be deposited,
pursuant   to   the  Depository  Agreement,  into  the   Deferred
Construction Costs Reserve Account, Event of Loss Proceeds Account, Reimbursement and Proceeds Account, Permitted Contest Reserve Account, Drillship Sales Proceeds Account or the Termination Proceeds Account, (ii) those amounts which, on the date of payment or receipt, may be properly distributed to Deepwater (or as directed by Deepwater) under the Depository Agreement, (iii) those amounts received by Deepwater from the Members as capital contributions and (iv) those amounts received by Deepwater that constitute proceeds of Subordinated Debt.

     "Rig Sharing Agreement" means that Rig Sharing Agreement, dated as of April 30, 1997, among the Conoco Drilling Party, the R&B Falcon Drilling Party and Deepwater.

     "S&P"  means Standard & Poor's Ratings Group, a division  of
McGraw-Hill, Inc.

     "Scheduled  Charter  Expiration  Date"  means,   the   fifth
anniversary of the Day Rate Commencement Date and, with respect to any Extension Term, the scheduled expiration of the such Extension Term.

     "Securities Act" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

     "Securities Intermediary" means Wilmington Trust Company,  a
Delaware banking corporation, as securities intermediary and depository under the Depository Agreement

     "Security Documents" means the collective reference to the Ship Mortgage, the Deepwater Assignment, the Depository Agreement, the Drilling Contract Guaranties, the Charter Trustee Assignment and all other security documents granting a Lien on any asset or assets of any Person to secure the Deepwater Obligations, the Series A Obligations or the Series B Obligations.

     "Series A Balance" means, as of the date of determination, the Series A Portion of the Certificate Purchaser Balance.

     "Series A Obligations" means the obligations (monetary or otherwise) owed by the Charter Trustee to the Beneficial Owners as evidenced by the Series A Trust Certificates.

     "Series A Portion A means, with respect to any amount, three percent (3%) of such amount.

     "Series  A  Trust  Certificates" means the Conoco  Series  A
Trust   Certificates   and  the  R&B  Falcon   Series   A   Trust
Certificates.

     "Series B Obligations" means those obligations owed  by  the
Charter  Trustee  to  the Investment Trust as  evidenced  by  the
Series B Trust Certificates. Any event which reduces the obligations owed by Deepwater to the holders of the Investment Trust Certificates shall reduce the Series B Obligations to the same extent.

     "Series B Trust Certificate" means each certificate issued to the Investment Trust from the Charter Trustee pursuant to
Section 2.1(f) of the Participation Agreement and in accordance with the Trust Agreements to evidence the Investment Trust Amount.

     "Services Agreements" means the Marine Services Agreement, dated as of October 31, 1996, between Deepwater and Conoco Shipping Company, and the Drilling Services Agreement, dated as of April 30, 1997, between Deepwater and R&B Falcon Drilling Co.

     "Settlement Date" has the meaning specified in Section  15.2 of the Master Charter.

     "Ship Mortgage" means (x) if the Head Lease Transactions are not consummated, a mortgage substantially in the form set forth in Exhibit T to the Participation Agreement given by the Charter Trustee in favor of the Investment Trust and the Hedging Agreement Counterparties and (y) if the Head Lease Transactions are consummated on or prior to the Delivery Date (or after the Delivery Date if reasonably required by the Certificate Purchasers to protect their interests in the Drillship), a mortgage securing the Deepwater Obligations given by the Head Lessor in favor of the Charter Trustee and the Hedging Agreement Counterparties and providing for the assignment thereof to the Investment Trust and the Hedging Agreement Counterparties to secure the Series B Obligations and the Hedging Agreement Obligations, and otherwise substantially in the form set forth in Exhibit T to the Participation Agreement (with appropriate modifications to reflect the Head Lessor as mortgagor).

     "Special  Purchase  Right"  has  the  meaning  specified  in
Section 16.4 of the Master Charter.

     "Subordinated Debt" means Indebtedness of Deepwater to its Members or Affiliates of its Members which is by its terms expressly subordinate to all payments of Charter Hire (including Basic Hire and all amounts due and owing by Deepwater to the other parties under the Transaction Documents) (as more fully set forth on Schedule 7 to the Participation Agreement) and is payable only out of funds available for distribution under clauses "eighth" and "ninth" of Section 3.4(b) of the Depository Agreement.

     "Subordinated  Notes"  means  promissory  notes   or   other
instruments evidencing Subordinated Debt.

     "Subordinated Operating Expenses" means those fees, costs and expenses payable to Affiliates of R&B Falcon and Conoco under the Services Agreements.

     "Subsidiary" means, with respect to a Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

     "Substitute Certificate Purchaser" is defined in Section 7.7 of the Participation Agreement.

     "Supplemental Hire" means all amounts, liabilities and obligations (other than Basic Hire) which Deepwater assumes, agrees or is otherwise obligated to pay to the Charter Trustee, the Investment Trust, any Certificate Purchaser or any other Person under the Charter or any of the other Transaction Documents, including breakage costs, indemnities, damages and expenses. "Supplemental Hire" shall include all fees, costs and expenses and other amounts payable by Deepwater during the Base Charter Term to the Charter Trustee under the Deepwater Hedging Agreements.

     "Swap Termination Amount" means an amount due and payable by the Charter Trustee under Section 6(d) or (e) of the Hedging
Agreements.

     "Tax" or "Taxes" means any and all license, registration, mortgage or security filing fee, stamp duties and documentation fees and all taxes, assessments, levies, sales, use or transfer tax, imposts, duties, charges, fees or withholdings of any nature whatsoever, together with all penalties, fines or interest thereon or other additions thereto, imposed by any federal, state or local government, political subdivision, or taxing authority in the United States, or by any governmental or taxing authority of or in a foreign country or possession or territory or any international authority.

     "Tax  Claim"  means a claim for Taxes under the General  Tax
Indemnity.

     "Termination Proceeds" has the meaning specified in  Section
3.7(a) of the Depository Agreement.

     "Termination Proceeds Account" has the meaning specified  in
Section 3.7(a) of the Depository Agreement.

     "Termination Proceeds Certificate" has the meaning specified in Section 3.7(b) of the Depository Agreement.

     "Termination Value" means on any date, an amount equal to the Certificate Purchaser Balance.

     "Transaction Documents" means:

          (i)    the Participation Agreement;
          (ii)   the Trust Agreements;
          (iii)  intentionally omitted;
          (iv)   intentionally omitted;
          (v)    the Deepwater Hedging Agreements, if any;
          (vi)   the Hedging Agreements, if any;
          (vii)  the Drilling Consent;
          (viii) the Charter;
          (ix)   the Protocol of Delivery and Acceptance;
          (x)    the Security Documents;
          (xi)   the Certificates;
          (xii)  the Conoco Guaranty; and
          (xiii) the R&B Falcon Guaranty.

     "Transaction Expenses" means:

          (i)    the  fees  and expenses of J&H Marsh & McLennan,
                 Inc., if any;
          (ii)   [intentionally omitted]
          (iii)  the fees and expenses of the Appraiser;
          (iv) the fees and expenses of Mayer, Brown & Platt, special counsel, Haight Gardner Holland & Knight, maritime counsel, and Arias, Fabrega & Fabrega, Panamanian counsel, to the Certificate Purchasers (subject, in each case, to any separate agreements between the Documentation Agent and Deepwater);
          (v) the fees and expenses of White & Case LLP, special lease counsel to Deepwater;
          (vi) the fees and expenses of the Placement Agent other than legal fees and expenses;
          (vii) the fees of the Documentation Agent other than legal fees and expenses;
          (viii) [Intentionally Omitted];
          (ix)   the fees and expenses of the Trustees;
          (x) the fees and expenses of Delaware counsel to the Investment Trustee, the Charter Trustee and the Depository;
          (xi) certain other expenses incurred in connection with the negotiation and execution of the Transaction Documents and the transactions contemplated thereby (including fees or expenses incurred in connection with the translation, documentation or recordation of the Ship Mortgage);
          (xii) the fees and expenses of one local counsel, if any, to the Certificate Purchasers, the Trustees, the Investment Trust and the Agent in connection with the review of the Head Lease Documents, if any; and
          (xiii) the  fees and expenses of the Independent Marine
                 Surveyor.

     "Transfer Restrictions" means the restrictions on transfer of interest imposed on the Trustees and Certificate Purchasers pursuant to Section 9 of the Participation Agreement.

     "Trust Agreements" means the Charter Trust Agreement and the
Investment Trust Agreement.

     "Trust Estate" means the sum of $1.00 (receipt of which from the Certificate Purchasers is hereby acknowledged by the Charter Trustee) and all estate, right, title and interest of the Charter Trustee and/or the Investment Trust in, to and under (1) the Charter, (2) the Depository Agreement, (3) the Drillship and (4) each other Transaction Document to which the Charter Trustee and/or the Investment Trust is a party.

     "Trust Liens" means Liens on or against any or all of the Drillship, the Trust Estate, the Charter Trust, the Investment Trust, the Charter or any payment of Charter Hire which results from (a) any act or omission of, or any Claim against, the Investment Trust or the Trustees in any case unrelated to the transactions contemplated by the Transaction Documents (including any Liens arising as a result of a voluntary transfer of the Drillship or all or any portion of the Trust Estate other than any voluntary transfer after a Charter Event of Default), (b) any Tax owed by any such Person, except for any Tax required to be paid by Deepwater under the Transaction Documents, including any Tax for which Deepwater is obligated to indemnify such Person under the General Tax Indemnity, or (c) any act or omission of such Person that is in breach of any of the covenants or agreements of the Transaction Documents.

     "Trustee  Default  Notice"  has  the  meaning  specified  in
Section 4.2 of the Depository Agreement.

     "Trustee's  Account"  has the meaning specified  in  Section
2.10 of the Participation Agreement.

     "Trustees"  means  the Charter Trustee  and  the  Investment
Trustee.

     "Uniform  Commercial  Code"  and  "UCC"  means  the  Uniform
Commercial Code as in effect in any applicable jurisdiction.

     "United States" and "U.S." shall mean the United States of America.

     "Unsubordinated Operating Expense Amount" means, for each day during any Return Period (or portion thereof) during the Charter Term, $12,000 of Operation and Maintenance Expenses to be adjusted from time to time as follows: (i) commencing in the year 2000 on every January 1 during the Charter Term the "Unsubordinated Operating Expense Amount" shall be adjusted upwards or downwards by an amount determined in accordance with the following equation: (a) the Consumer Price Index for December 31 of the most recently ended calendar year shall be divided by the Consumer Price Index for December 31 of the calendar year immediately preceding the most recently ended calendar year and (b) the quotient obtained through the calculation set forth in clause (a) (expressed as a percentage) shall be multiplied by the "Unsubordinated Operating Expense Amount" (taking into account all prior adjustments) for the immediately preceding calendar year; and (ii) for any period during which the Day Rate is reduced pursuant to the Drilling Contract during the Charter Term, the Unsubordinated Operating
Expense Amount shall be adjusted downwards by an amount determined in accordance with the following equation: (x) the Day Rate after such reduction divided by the Day Rate before such reduction and (y) the quotient (expressed as a percentage) determined in clause (x) shall be multiplied by the Unsubordinated Operating Expense Amount (taking into account all prior adjustments) in effect immediately prior to the reduction of Day Rate.

     "Vessel"  means  the 727-foot double-hulled vessel,  bearing
Hull No. 1231, without the OFE, constructed pursuant to the Construction Contract.

     "Voting Stock" means the shares of capital stock of a corporation having ordinary voting power to elect a majority of the board of directors of such corporation, but excluding any other class or classes of stock that have or might have voting power upon the occurrence of a contingency.

     "Warranties" means all of the right, title and interest in, to and under any warranty, covenant, representation, service life policy, performance guaranty, indemnity or product support agreement of any contractor, subcontractor, manufacturer, materialman, supplier, vendor or any other Person (excluding Conoco, Frontier Deepwater Drilling Inc., R&B Falcon Drilling (International & Deepwater) Inc., R&B Falcon, Deepwater, the Members, the Investment Trust, the Trustees and the Certificate Purchasers) (collectively, the "Warrantors") contained in any contract or agreement, including the Construction Contract, to the extent that such contracts and agreements relate to the Vessel, the OFE or any part thereof; provided, however, that the definition of "Warranties" shall not include adjustments to the contract price pursuant to Article III of the Construction Contract.

     "Warrantors"  has  the meaning specified in  the  definition
"Warranties".